SECURITIES PURCHASE AGREEMENT

            This Securities Purchase Agreement (this "Agreement") is dated as of June 13, 2012, between Good Times Restaurants Inc., a Nevada corporation (the "Company"), and Small Island Investments Limited, a Bermuda corporation (the "Investor").

            WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

            NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.

DEFINITIONS

1.1          In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or threatened in writing against or affecting the Company, the Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, or local), stock market, stock exchange, or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a Person, as such terms are used in and construed under Rule 144.

"Board" means the Board of Directors of the Company.

"Business Day" means any day except Saturday, Sunday, and any day which is a federal legal holiday.

"Certificate of Designation" means a Certificate of Designation filed by the Company with the Nevada Secretary of State to designate the Series C Preferred and the powers, preferences and rights thereof, and the qualifications, limitations and restrictions thereof, in substantially the form of Exhibit A hereto.

"Closing" means the closing of the purchase and sale of the Shares pursuant to Article 2.

"Closing Date" means the first Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Commission" means the U.S. Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Company Deliverables" has the meaning set forth in Section 2.3(a).

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Shares.

"Disclosure Materials" has the meaning set forth in Section 3.1(h).

"Equity Securities" means any (i) Common Stock, (ii) any debt or equity security of the Company convertible into or exchangeable for shares of Common Stock, with or without consideration being paid, (iii) any option, warrant or other right to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any other security so convertible, or (iv) any debt securities having voting rights, which shall be included in any calculation of beneficial ownership pursuant to Rule 13d-3 promulgated under the Exchange Act as the equivalent of shares of Common Stock having the same voting power.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means U.S. generally accepted accounting principles.

"Investment Amount" means the aggregate purchase price for the Shares purchased by the Investor.

"Investor Deliverables" has the meaning set forth in Section 2.3(b).

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal, or other restriction of any kind.

"Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, liabilities, property, business, or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material and adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

"Preferred Stock" means the preferred stock of the Company, par value $0.001 per share.

"Proceeding" means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 13, 2010, between the Company and the Investor, as amended by the Registration Rights Agreement Amendment.

"Registration Rights Agreement Amendment" means the First Amendment to Registration Rights Agreement, dated as of the Closing Date, between the Company and the Investor, in the form of Exhibit B hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of Registrable Securities (as defined in the Registration Rights Agreement).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" has the meaning set forth in Section 3.1(h).

"Securities Act" means the Securities Act of 1933, as amended.

"Series C Preferred" means a series of Preferred Stock of the Company designated as "Series C Convertible Preferred Stock."

"Shares" means the shares of Series C Preferred to be purchased by the Investor pursuant to this Agreement.

"Subsidiary" means Good Times Drive Thru Inc., a Colorado corporation, a wholly-owned subsidiary of the Company.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Registration Rights Agreement Amendment, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.

PURCHASE AND SALE

2.1.         Purchase and Sale of Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor and the Investor shall purchase from the Company 473,934 Shares for an Investment Amount of $2,000,001.48.

2.2          Closing.  The Closing shall take place remotely by the exchange of documents and signatures at 10:00 a.m. (Mountain time) on the Closing Date or at such other location or time as the parties may agree.

2.3          Closing Deliveries.  At the Closing, the Company shall deliver or cause to be delivered to the Investor (i)  a filed copy of the Certificate of Designation, (ii) a certificate evidencing the Shares, registered in the name of the Investor, and (iii) the duly executed signature page of the Registration Rights Agreement Amendment for the Company (together, the "Company Deliverables").

(b)        At the Closing, the Investor shall deliver or cause to be delivered to the Company (i) the Investment Amount, in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose, and (ii) the duly executed signature page of the Registration Rights Agreement Amendment for the Investor (together, the "Investor Deliverables").

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor, except as set forth on the schedule of exceptions attached as Exhibit C hereto and made a part hereof by this reference (the "Schedule of Exceptions"):

(a)        Subsidiaries.  The Company has no direct or indirect subsidiaries other than the Subsidiary.  The Company owns, directly or indirectly, all of the capital stock of the Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights.

(b)        Organization and Qualification.  The Company and the Subsidiary are each duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor the Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws, or other organizational or charter documents, except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company and the Subsidiary are duly qualified to conduct their respective businesses, and each is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  Upon the approval of the transactions contemplated by the Transaction Documents by the Company's shareholders and the filing of the Certificate of Designation, (i) the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby shall have been duly authorized by all necessary action on the part of the Company and no further action shall be required by the Company in connection therewith, and (ii) each Transaction Document, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(d)       No Conflicts.  Upon the approval of the transactions contemplated by the Transaction Documents by the Company's shareholders and the filing of the Certificate of Designation, the execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or the Subsidiary's articles of incorporation, bylaws, or other organizational or charter documents (including revisions to such organizational or charter documents made in conjunction with and to effect the provisions of this Agreement, if applicable, as disclosed in the Schedule of Exceptions), or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement or other instrument or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)        Filings, Consents, and Approvals.  The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local, or other United States or foreign governmental authority in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of preliminary and definitive proxy materials under the Commission's proxy rules related to approval by the Company's shareholders of the transactions contemplated by the Transaction Documents; (ii) the filing of the Certificate of Designation with the Nevada Secretary of State; (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement; (iv) the filings required, if any, in accordance with Section 4.4; (v) filings required by federal or state securities laws, including Form D pursuant to Regulation D of the Securities Act; and (vi) those that have been made or obtained prior to the date of this Agreement.

(f)        Issuance of the Shares.  Upon the approval of the transactions contemplated by the Transaction Documents by the Company's shareholders and the filing of the Certificate of Designation, (i) the Shares will have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all Liens, and (ii) the Company will have reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Conversion Shares.

(g)        Capitalization.  The number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is specified in the Schedule of Exceptions, which information is accurate as of the date of this Agreement.  Except as specified in the Schedule of Exceptions, no securities of the Company are entitled to preemptive or similar rights, and no Person other than the Investor has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in the Schedule of Exceptions, there are no outstanding options, warrants, scrip rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exchangeable for, or giving any Person other than the Investor any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.

(h)        SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since October 1, 2010 (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedule of Exceptions, the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and the Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)         Press Releases.  To the Company's best knowledge, the press releases disseminated by the Company since October 1, 2010 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)         Material Changes.  Since the date of the Company's most recently filed Form 10-Q, except as specifically disclosed in the Schedule of Exceptions, (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock; and (v) except as disclosed in the Schedule of Exceptions, the Company has not issued any equity securities to any officer, director, or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k)        Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents or the Shares, or (ii) except as specifically disclosed in the Schedule of Exceptions, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor the Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under any federal, state, or local laws.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or the Subsidiary under the Exchange Act or the Securities Act.

(l)         Compliance.  Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound (except where such default or violation has been waived); (ii) is in violation of any order of any United States court, arbitrator, or governmental body; or (iii) is or has been in violation of any statute, rule, or regulation of any United States governmental authority, including without limitation any federal, state, and local law relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters; except in the case of each of clauses  (i), (ii), and (ii) such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m)       Regulatory Permits.  The Company and the Subsidiary possess all certificates, authorizations, and permits issued by the appropriate federal, state, or local regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor the Subsidiary has received any written or other notice of proceedings relating to the revocation or modification of any such permits.

(n)        Title to Assets.  Except as set forth in the Schedule of Exceptions, the Company and the Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting, and enforceable leases of which the Company and the Subsidiary are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)        Insurance.  The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiary's existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and the Subsidiary's respective lines of business.

(p)        Environmental Matters.  The Company and the Subsidiary are in compliance with all applicable federal, state, and local laws, regulations, rules, ordinances, and orders which impose requirements relating to environmental protection, hazardous substances, or public or employee health and safety (collectively, "Environmental Laws"), except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(q)        Transactions With Affiliates and Employees.  Except for the transaction contemplated by the Transaction Documents and as otherwise set forth in the Schedule of Exceptions, none of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(r)        Internal Accounting Controls.  The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date").  The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(s)        Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)        Certain Registration Matters.  Assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under the Transaction Documents.  Except as set forth in the Schedule of Exceptions, the Company has not granted or agreed to grant to any Person other than the Investor any rights (including "piggy‑back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u)        Listing and Maintenance Requirements.  Except as specified in the Schedule of Exceptions, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

The Investor acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1 and the Schedule of Exceptions.

3.2          Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a)        Organization; Authority.  The Investor is a corporation duly organized, validly existing, and in good standing under the laws of Bermuda with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Investor.  Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b)        Investment Intent.  The Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or the Conversion shares or any part thereof, without prejudice, however, to the Investor's right at all times to sell or otherwise dispose of all or any part of such Shares or Conversion Shares in compliance with applicable federal and state securities laws and pursuant to the Registration Rights Agreement.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares or Conversion Shares for any period of time.  The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares or Conversion Shares.

(c)        Investor Status.  At the time the Investor was offered the Shares, it was, and at the date hereof it is, (i) knowledgeable, sophisticated, and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and (ii) an "accredited investor" as defined in Rule 501(a) under Regulation D promulgated the Securities Act.  The Investor shall provide reasonable and customary information to the Company to confirm its accredited investor status.  The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)       Certain Trading Activities.  The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by the Transaction Documents are publicly disclosed.

(e)        Reliance on Investor Representations.  The Investor understands that (i) the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and any applicable state or foreign securities laws; (ii) the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares; and (iii) under such laws and rules and regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(f)        Risks of Investment.  The Investor understands that its investment in the Shares involves a significant degree of risk, and the Investor has full cognizance of and understands all of the risk factors related to the Investor's purchase of the Shares, including, but not limited to, those set forth in the SEC Reports.  The Investor understands that no representation is being made as to the future value of the Shares.  The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

(g)        No Approvals.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(h)        Location of Offices.  The Investor's principal executive offices are in the jurisdiction set forth in Section 7.3 hereof.

(i)         Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and has relied on its own industry, business and/or legal advisors in making such decision.

(j)         No Voting Agreements.  The Investor has not entered into any agreement or arrangement regarding the voting or disposition of the Shares.

            The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1          Restrictive Legends on Certificates.

(a)        The Shares and/or Conversion Shares may only be disposed of in compliance with federal, state, and foreign securities laws or pursuant to the Registration Rights Agreement.  In connection with any transfer of the Shares or Conversion Shares other than pursuant to an effective registration statement, to the Company, or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Conversion Shares under the Securities Act or any other applicable securities law.

(b)        Certificates evidencing the Shares and/or Conversion Shares will contain the following legend, until such time as it is not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR FOREIGN JURISIDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)        Certificates evidencing Shares and/or any Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) with respect to a sale or transfer of such Shares or Conversion Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) with respect to a sale or transfer of such Shares or Conversion Shares pursuant to Rule 144.  The Company agrees that following the effective date of the initial Registration Statement filed with the Commission pursuant to the Registration Rights Agreement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Business Days following the delivery by the Investor to the Company or the Company's transfer agent of a certificate representing Shares or Conversion Shares issued with a restrictive legend, together with the written request of the Investor accompanied by the written representation letter in customary form, deliver or cause to be delivered to the Investor a certificate representing such Shares or Conversion Shares that is free from all restrictive and other legends.

(d)       The Investor agrees that the removal of the restrictive legend from certificates representing Shares or Conversion Shares as set forth in this Section 4.1 is predicated upon the Company's reliance that the Investor will sell any such Shares or Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2.         Furnishing of Information.

(a)        The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Act and the Exchange Act.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(b)        The Investor covenants to timely file all reports required to be filed by the Investor after the date hereof pursuant to the Exchange Act, including Sections 13(d) and 16(a) thereof.

4.3.         Indemnification.

(a)        In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys' fees and costs of investigation (collectively, "Losses"), that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document.

(b)        In addition to the indemnity provided in the Registration Rights Agreement, the Investor will indemnify and hold the Company and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, a "Company Party") harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Investor in any Transaction Document.

4.4.         Listing of Shares.  The Company agrees, (i) it will utilize its best efforts to continue the listing and trading of its Common Stock on its current Trading Market on the date of this Agreement and will comply in all material respects with the Company's reporting, filing, and other obligations under the bylaws or rules of such Trading Market, (ii) it will make such required notice or other filing with respect to the transactions contemplated by this Agreement and the Shares with its current Trading Market and obtain any approvals, and (iii) if the Company applies to have the Common Stock traded on any Trading Market other than that of the date of this Agreement, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible.

4.5.         Conduct of Business Prior to Closing.  From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by the Investor (which consent shall not be unreasonably withheld or delayed), the Company and the Subsidiary shall conduct their respective businesses in the ordinary course consistent with past practice, and, at the Closing, the Company shall deliver to the Investor a Certificate of Good Standing for each of the Company and the Subsidiary.

4.6.         Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder to pay the outstanding principal and accrued interest under its note to Wells Fargo Bank, N.A. and for other corporate purposes approved by the Board.

4.7          Board Composition.  So long as the Investor holds at least fifty percent of the Company's then outstanding capital stock (i) the Board shall not consist of more than seven directors, and (ii) the Investor shall have a right to designate four members of the Company's Board (the "Investor Designees"), and the Company agrees to include the Investor Designees on its slate of directors recommended for approval at each annual meeting of the Company's shareholders.  The Investor shall vote its shares in any election of directors in favor of (x) its four designees, (y) one Person designated by The Bailey Company (the "Bailey Designee"), and (z) one Person designated by Eric W. Reinhard (the "Reinhard Designee"); provided, however, that if The Bailey Company or Eric W. Reinhard (in each case, together with its or his Affiliates) ceases to own at least 200,000 shares of the Company's Common Stock (adjusted for any stock splits, reverse splits or similar capital stock transactions), then in lieu of the Bailey Designee or the Reinhard Designee, as the case may be, the Investor agrees to vote its shares in any election of directors in favor of a Person, other than an Investor Designee, who receives the majority of votes of holders of Common Stock other than the Investor.  The Investor agrees that The Bailey Company and Eric W. Reinhard constitute third party beneficiaries of the foregoing provision.

4.8          Purchase Rights.  For so long as the Investor continues to hold at least 75 percent of the Shares and/or Conversion Shares, the Company hereby grants to the Investor rights to purchase securities of the Company for the purpose of maintaining up to its percentage ownership interest of the Company, as set forth in the provisions below.

(a)        Subsequent Offerings.  The Investor shall have a right of first refusal (the "Purchase Right") to purchase up to its "Pro Rata Share" of all Equity Securities which may be issued and sold by the Company other than those excluded pursuant to Section 4.8(c) below.  The Investor's Pro Rata Share shall be calculated as of the time immediately prior to the issuance of such Equity Securities by the Company as the ratio of (i) the number of shares of Common Stock beneficially owned by the Investor on a fully diluted basis at such time to (ii) the total number of shares of Common Stock of the Company outstanding on a fully diluted basis at such time

(b)        Exercise of Rights.

(i)         If the Company proposes to issue any Equity Securities, it shall first give the Investor written notice (the "Company's Issuance Notice") of its intention, describing the Equity Securities, the price and the other terms and conditions upon which the Company proposes to issue such Equity Securities.  The Investor shall have ten Business Days after the giving of the Company's Issuance Notice to agree to purchase up to its Pro Rata Share of the Equity Securities, for the price and upon the other terms and conditions specified in the notice, by giving written notice to the Company (the "Investor's Purchase Notice") and stating therein the quantity of such Equity Securities to be purchased.  If the Investor exercises its Purchase Right hereunder, the Company and the Investor shall then effect the sale and purchase of the Equity Securities at the closing of the issuance of Equity Securities described in the Company's Issuance Notice.  On the date of such closing, the Company shall deliver to the Investor the certificates representing the Equity Securities to be purchased by the Investor, each certificate to be properly endorsed for transfer, and at such time, the Investor shall pay the purchase price for the Equity Securities.

(ii)        Issuance of Equity Securities to Other Persons.  If the Investor fails to exercise in full its Purchase Right, the Company shall have sixty days thereafter to sell the Equity Securities in respect of which the Investor's Purchase Right was not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's Issuance Notice.  If the Company has not sold such Equity Securities within such sixty days, the Company shall not thereafter issue or sell any Equity Securities, without first again complying with this Section 4.8.

(iii)       Exercise of Options and Warrants.  Notwithstanding the foregoing, the Investor's Purchase Right with respect to Common Stock issued by the Company upon the exercise of incentive stock options or warrants outstanding on the date of this Agreement or subsequently issued pursuant to the Company's existing equity incentive plan shall be governed exclusively by Section 4.8(d).

(c)        Excluded Securities.  The Purchase Rights established by this Section 4.8 shall have no application to any of the following Equity Securities:

(i)         Subject to the applicable provisions of the Registration Rights Agreement, Equity Securities issued and sold by the Company in an underwritten public offering thereof under a then-effective registration statement under the 1933 Act; or

(ii)        Any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers or strategic partnership transactions of the Company or the Subsidiary (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board after the Closing Date.

4.9.         Adjustments to Purchase Price due to Stock Dividends, Combinations, or Splits.  If, prior to the Closing, the outstanding shares of Common Stock are subdivided, by stock split, or otherwise, into a greater number of shares of Common Stock, or if the Company shall declare or pay any dividend on the Common Stock payable in shares of Common Stock, then the number of Shares issuable to the Investor at the Closing shall be proportionately increased, and the purchase price per share shall be proportionately decreased, upon the occurrence of such event.  If, prior to the Closing, the outstanding shares of Common Stock are combined or consolidated, by reclassification, reverse stock split, or otherwise, into a lesser number of shares of Common Stock, then the number of Shares issuable to the Investor at the Closing shall be proportionately decreased, and the purchase price per Share shall be proportionately increased, upon the occurrence of such event.

4.10        Best Efforts.  Each party shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by the Transaction Documents as soon as practicable after the date hereof.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Investor to Purchase Shares.  The obligation of the Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the date when made and as of the Closing as though made on and as of such date;

(b)        Performance.  The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing;

(c)        Consents.  The Company shall have received all consents, waivers, authorizations, and approvals from third parties necessary in connection with the transactions contemplated by the Transaction Documents, and no such consent, waiver, authorization, or approval shall have been revoked;

(d)       No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e)        No Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that constitute or reasonably could have or result in a Material Adverse Effect;

(f)        No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Business Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, the Common Stock shall have been at all times since such date listed for trading on a Trading Market, and the Company shall have obtained all approvals necessary for continued listing of its Common Stock on a Trading Market;

(g)        Shareholder Approval.  The Company's shareholders shall have authorized and approved the issuance and sale of the Shares in accordance with the terms and provisions of this Agreement, which approval shall include a majority of the outstanding shares of capital stock of the Company not held by the Investor or its Affiliates;

(h)        Filing of Certificate of Designation.  The Certificate of Designation shall have been filed with the Nevada Secretary of State and shall be in full force and effect; and

(i)         Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

5.2          Conditions Precedent to the Obligations of the Company to Sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)        Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)        Performance.  The Investor shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by the Investor at or prior to the Closing;

(c)        Consents.  The Company shall have received all consents, waivers, authorizations, and approvals from third parties necessary in connection with the transactions contemplated by the Transaction Documents, and no such consent, waiver, authorization, or approval shall have been revoked;

(d)       No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e)        Shareholder Approval.  The Company's shareholders shall have authorized and approved the issuance and sale of the Shares in accordance with the terms and provisions of this Agreement, which approval shall include a majority of the outstanding shares of capital stock of the Company not held by the Investor or its Affiliates;

(f)        Filing of Certificate of Designation.  The Certificate of Designation shall have been filed with the Nevada Secretary of State and shall be in full force and effect; and

(g)        Investor Deliverables.  The Investor shall have delivered its Investor Deliverables in accordance with Section 2.3(b).

ARTICLE 6.

TERMINATION PRIOR TO CLOSING

6.1          Termination.  This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)        by the Investor or the Company, upon written notice to the other, if the Closing shall not have taken place and all conditions thereto have not been satisfied by 6:30 p.m., Mountain Time, on September 30, 2012, or such later date as may be required solely in order to seek the approval of the Company's shareholders; provided, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Closing to have occurred by such date and time; or

(b)        by the Investor or the Company if the Company's shareholders do not vote to approve the issuance and sale of the Shares at a shareholder meeting duly called and held for such purposes or any adjournment or postponement thereof; or

(c)        at any time by mutual agreement of the Company and the Investor; or

by the Investor, if there has been a material breach of any representation or warranty, or covenant or obligation, of the Company contained herein and the same has not been cured within 15 days after notice thereof; or

(d)       by the Company, if there has been a material breach of any representation, warranty, or covenant of the Investor contained herein and the same has not been cured within 15 days after notice thereof.

6.2       Effect of Termination.  Except as otherwise provided in this Agreement, any termination pursuant to this Article 6 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

6.3          Extension; Waiver.  At any time prior to the Closing, the Investor or the Company may (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 7.

MISCELLANEOUS

7.1          Fees and Expenses.  Each party shall pay the expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

7.2          Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

7.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile on a Business Day, (b) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:     Good Times Restaurants Inc.

                                                            601 Corporate Circle

                                                            Golden, CO 80401

                                                            Facsimile: (303) 384-1400

                                                            Attention:  Boyd E. Hoback, President & CEO

                        If to the Investor:        Small Island Investments Limited

                                                            50 Congress Street, Suite 900

                                                            Boston, MA 02109

                                                            Facsimile: (617) 720-2102

                                                            Attention: David Dobbin

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4          Amendments; Waivers; No Additional Consideration.  Except as provided in Section 6.3 above, no provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor.  No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5          Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6          Successors and Assigns.  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party.  No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party; provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided, that no such assignment shall affect the obligations of the Investor hereunder.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

7.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.3.

7.8          Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  If any party shall commence a Proceeding to enforce any provision of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party to the Proceeding for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

7.9          Survival.  The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Shares for a period of 12 months thereafter, after which time they shall expire and be of no further force or effect.

7.10        Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

7.11        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12        Replacement of Shares.  If any certificate or instrument evidencing any Shares or Conversion Shares is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Conversion Shares.  If a replacement certificate or instrument evidencing any Shares or Conversion Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.  This Agreement shall become effective when counterparts have been signed by the Company and the Investor and such counterparts have been delivered to the Investor (in the case of the Company's signature) or the Company (in the case of the Investor's signature), it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

[Remainder of Page Intentionally Left Blank.]

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

GOOD TIMES RESTAURANTS INC.

By:      /s/ Boyd E. Hoback

Name: Boyd E. Hoback

Title: President & CEO

INVESTOR:

SMALL ISLAND INVESTMENTS LIMITED

By:      /s/ David L. Dobbin

Name: David L. Dobbin

Title: Chairman